Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of Boole & Babbage, Inc. of our report, dated April 10, 1997, on our audit of the financial statement of MAXM Systems, Inc. as of September 30, 1996 and 1995 for the years then ended as included in the Current Report on Form 8-K/A for Boole & Babbage, Inc. dated April 22, 1997 (File No. 000-13258), which report is incorporated by reference in this registration statement on Form S-8.


                                                  /s/ PricewaterhouseCoopers LLP

McLean, Virginia
October 27, 1998